UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2005

ISCO INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS 60007

(Address of Principal Executive Offices)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

On January 10, 2005 the Company gave notice to Alexander Finance, L.P. (“Alexander”) and Manchester Securities Corporation (“Manchester”, and together with Alexander, the “Lenders”) of its desire to draw down the remaining $1,000,000 under its existing $8,500,000 line of credit, which the Lenders have approved. Alexander’s relative commitment under this draw on the line of credit was $550,000, while Manchester’s relative commitment was $450,000. The Company received funds from Alexander on January 10, 2005 and funds from Manchester on January 13, 2005.

The indebtedness under the line of credit is evidenced by the Company’s 14% Secured Grid Notes (the “Grid Notes”). The terms of the line of credit remain unchanged, including:

Interest on the line of credit bears a rate of 14%. Such interest is calculated on a 360 day year simple interest basis and paid for the actual number of days elapsed. All interest due under the line of credit is payable on April 1, 2005, the maturity date of the line of credit. After the occurrence and during the continuance of an event of default, the interest rate on the Grid Note is increased to the lower of 20% per annum, compounded annually, or the highest rate permitted by law and is payable on demand of the lenders.

The repayment of the principal amount of the Grid Notes, as well as other notes issued under previous lines of credit with the lenders (collectively with the Grid Notes, the “Notes”) and all accrued and unpaid interest can be accelerated in the event of a failure to pay any principal or accrued but unpaid interest upon any of the Notes as and when such Notes become due and payable; failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the Notes or the Third Amended and Restated Loan Agreement dated November 10, 2004 (the “Loan Agreement”); an event of default under the Third Amended and Restated Security Agreement among the Company, its two subsidiaries, and the Lenders dated November 10, 2004 (the “Security Agreement”); a breach by the Company of its representations and warranties under the Loan Agreement; defaults under any other indebtedness of the Company in excess of $500,000; upon final judgments involving, in the aggregate, liability of the Company in excess of $500,000; or upon a bankruptcy event.

The above description is qualified in its entirety by reference to the Loan Agreement, the Security Agreement, the Grid Notes and certain related agreements, which were filed by the Company on November 12, 2004 on its Current Report on Form 8-K and which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: January 14, 2005	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer